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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement") made effective as of this 22nd day of May 1997 between THE LEARNING COMPANY, INC., a Delaware corporation (the "Corporation"), and R. Scott Murray of Chestnut Hill, Massachusetts (hereinafter, the "Executive").

                  WHEREAS, the Corporation desires to employ the Executive in the position of Executive Vice President of Administration and Chief Financial Officer; and the Executive so wishes to be so employed by the Corporation.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   EMPLOYMENT

                  1.1 EMPLOYMENT AND POSITION. Effective as of the date hereof and for the Term (as defined in section 3.1 herein), the Corporation hereby employs the Executive in the capacity of Executive Vice President of Administration and Chief Financial Officer of the Corporation, and the Executive hereby accepts such employment, all on and pursuant to the terms and conditions set forth herein.

                  1.2 DUTIES AND RESPONSIBILITIES. The Executive shall have all such powers and duties as customarily associated with the office of Executive Vice President of Administration and Chief Financial Officer and as may from time to time be prescribed by the Board of Directors of the Corporation (the "Board") or its Chairman.

                  1.3 FULL TIME AND ATTENTION. The Executive shall well and faithful serve the Corporation and its subsidiaries and shall devote his full working time and attention to the business and affairs of the Corporation and its subsidiaries and the performance of his duties and responsibilities hereunder; provided however, notwithstanding the foregoing, the Executive may participate in other business ventures and activities from time to time which do not interfere with his duties and responsibilities hereunder.

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                           1.4 PROHIBITED INTERESTS. Neither the Executive nor
any member of his immediate family shall purchase or hold an interest in any company doing business with the Corporation (other than as a customer of the Corporation) or competing with the Corporation other than a two percent (2%) or lessor interest in publicly traded stock or such other interests to which the Corporation has given its prior written consent.


                                   ARTICLE II
                            REMUNERATION AND BENEFITS

                  2.1 (A) ANNUAL BASE SALARY. Effective as of the date hereof and for each calendar year during the Term, the Corporation shall pay to the Executive an annual base salary (the "Annual Base Salary") of not less than $250,000. The Annual Base Salary shall be payable twice monthly on the 15th and last days of each calendar month in each calendar year in equal installments or in such other regular installments as the Corporation may pay its employees from time to time. The Annual Base Salary may be increased from time to time and shall not be decreased at any time during the Term.

                  2.2 BENEFITS. The Corporation shall provide to the Executive benefits consistent with benefits provided under the existing benefit plans, practices, programs and policies of the Corporation in effect from time to time during the Term. In addition, the Corporation shall pay to the Executive a monthly automobile allowance of $750 on an after tax basis (the "Automobile Allowance").

                  2.3 VACATION. The Executive shall be entitled to paid vacation in accordance with the Corporation's vacation policy, as the same may be in effect from time to time; provided however, that the Executive shall be entitled to at least four weeks paid vacation per year.

                  2.4 BONUS. In addition to the Annual Base Salary, the Executive shall be eligible to receive a targeted annual cash bonus of $150,000 (the "Bonus"), payable in quarterly installments, based on performance objectives approved by the Corporation's Compensation Committee (the "Compensation Committee") or the Chairman of the Board for each Employment Year. To the extent that the Bonus is based on annual performance objectives not readily quantified at the end of each quarter, in the discretion of the Compensation Committee or the Chairman of the Board, the Corporation may pay the Bonus to the Executive in estimated quarterly installments. If, at the end of the Employment Year, the estimated payments exceed the amount of Bonus actually earned, the Executive shall reimburse such excess to the Corporation, unless the Executive's employment with the Corporation is terminated in which case the excess shall not be required to be repaid. The Bonus may be

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increased from time to time and shall not be decreased at any time during the
Term.

                  2.5 EXPENSES. During the Term the Corporation will reimburse the Executive for all normal and customary expenses incurred by the Executive in carrying our his duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Corporation for submission of expense reports, receipts or other similar documentation of such expenses.


                                   ARTICLE III
                              TERM AND TERMINATION

                  3.1 TERM. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall have a term of three years form the effective date hereof, as the same as first set forth above, (the "Term"). On the expiration of the Term and on each anniversary of the expiry of the Term this Agreement shall automatically renew for an additional one year period (each of which renewal periods shall form part of the Term) unless the Corporation notifies the Executive in writing four months in advance of the expiration of the Term, or any subsequent anniversary thereof, that the Corporation does not wish to further extend this Agreement.

                  3.2 TERMINATION FOR JUST CAUSE.

                           (a) The Corporation may terminate the employment of
the Executive hereunder at any time for Just Cause, such termination to be communicated by the Corporation to the Executive by written notice. For the purposes hereof, "Just Cause" means a determination by the Board of Directors, in the exercise of its reasonable judgment and after permitting the Executive a reasonable opportunity to be heard, that any of the following has occurred:

                                       (i) the willful and continued failure by
         the Executive to perform his duties and responsibilities with the Corporation under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness or disability), which is not cured within 30 days of receiving written notice from the Corporation specifying in reasonable detail the duties and responsibilities which the Corporation believes are not being adequately performed;

                                       (ii) the willful engaging by the
         Executive in any act which is

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         demonstratively and materially injurious to the Corporation unless such act is cured (if susceptible of being cured) within 30 days of receiving written notice of such act;

                                       (iii) the conviction of the Executive of
         a criminal offense involving fraud, dishonesty or other moral turpitude;

                                       (iv) any material breach by the Executive
         of the terms of this agreement or any other written agreement between the Executive and the Corporation relating to proprietary information, confidentiality, non-competition or non-solicitation which is not cured within 30 days of receiving written notice from the Corporation specifying in reasonable detail such breach; or

                                       (iv) the engaging by the Executive in any
         intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Executive at the Corporation's expense, if not cured (if curable) within 30 days after receipt by the Executive of written notice from the Corporation; and

                           (b) Upon the termination of the Executive's
employment for Just Cause, the Executive shall not be entitled to any severance, termination or other compensation payment other than unpaid Annual Base Salary earned by the Executive up to the date of termination and any unpaid Bonus earned with respect to any period prior to the termination, together with any amount to which the Executive may be entitled under the provisions of applicable employment legislation in force at the date of termination of the Executive's employment (less any deductions required by law).

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                  3.3 TERMINATION WITHOUT JUST CAUSE OR FOR GOOD REASON.

                           (a) The Corporation may terminate the employment of
the Executive hereunder at any time without Just Cause, such termination to be communicated by the Corporation to the Executive by at least 30 days prior written notice. In addition, the Executive may terminate his employment for Good Reason, such termination to be communicated by the Executive to the Corporation by at least 30 days prior written notice. For purposes of this Agreement, "Good Reason" shall mean (i) a substantial diminution in or adverse alteration of the Executive's duties, responsibilities or authority with the Corporation, (ii) any purported termination of the Executive's employment which is not effected in accordance with this Agreement (which purported termination shall not be effective), (iii) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in section 4.10 herein and agree that the Executive retains the same role in the merged company as he had prior to the merger under this agreement. (iv) any material breach of this Agreement by the Corporation which is not cured within 30 days of receiving written notice from the Executive specifying in reasonable detail such breach, or (v) the receipt by the Executive of written notice under section 3.1 herein that the Corporation does not wish to further extend this Agreement. The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness or disability. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. The Corporation agrees to hold in a restricted trust the amounts payable under Section 3.2(b) on termination of the Executive's employment in the same manner to which Mr. Perik and Mr. O'Leary's termination payments are held.

                           (b) Upon the termination of the Executive's
employment without Just Cause or for Good Reason, the Corporation shall have the following obligations:

                                       (i) if not theretofore paid, the
         Corporation shall pay to or to the order of the Executive within 10 days after the date of termination of the Executive's employment hereunder any unpaid Annual Base Salary and Bonus earned by or payable to the Executive up to the to the date of termination (less any deductions required by law);

                                       (ii) the Corporation shall pay to or to
         the order of the Executive, in equal bi-monthly installments in accordance with its normal payroll practices over a three year period (the "Continuation Period"), as compensation for the Executive's loss of employment, an amount equal to three times the Annual Base

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         Salary plus three times the amount of all bonuses paid to and accrued by the Executive with respect to the twelve month period immediately preceding such termination (less any deductions required by law);

                                       (iii) during the Continuation Period all
         of the Executive's then outstanding options for the purchase of capital stock of the Corporation shall continue to vest and remain exerciseable and shall continue to be exerciseable in accordance with the terms of the applicable stock option agreements as if the employment of the Executive were not terminated. Any restricted vesting stock options (currently 70,000 options) held by the Executive at the time of termination shall become unrestricted stock options and shall be attributed a three year quarterly vesting schedule as if the options had not been restricted exercises from the date of original grant of such options. Such vesting that would have occurred from the date of grant to the date of termination shall be re-instated. The last day of the Continuation Period shall be deemed to be the date of termination of the Executive's employment with respect to any such options, and the Executive shall be entitled to exercise such options after the Continuation Period for the applicable period after termination of employment as may be specified in the applicable stock option agreement;

                                       (iv) the Corporation shall provide the
         Executive with life, disability, accident and health insurance and continuation of the Automobile Allowance benefits identical or substantially similar to those which the Executive is receiving immediately prior to the written notice of termination referenced in section 3.3(a) herein (without giving effect to any reduction in such benefits which constitutes Good Reason) during the Continuation Period.

                           (c) The terms and provisions of section 3.3(b)(iii)
herein shall be deemed to form a part of any and all agreements between the Corporation and the Executive embodying the terms and provisions of options for the purchase of capital stock of the Corporation granted to the Executive.

                           (d) (i) Subject to Section 3.3 (d)iv below in the event that any of the payments provided for herein, together with any other payments or benefits received or to be received by the Executive in connection with the termination of employment of the Executive or otherwise (the "Severance Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall immediately pay to or to the order of the Executive an additional amount (the "Gross-

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         up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income tax and Excise Tax on the payment provided for by this section 3.3(d), shall be equal to the Severance Payments, placing the Executive in the same after-tax financial position in which he would have been if he had not incurred any tax liability under
         Section 4999 of the Code. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                                       (ii) In the event that the Excise Tax is
         subsequently deter mined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Corporation at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-up Payment being repaid by the Executive, if such repayment results in a reduction in Excise Tax or in federal, state and local income tax deductions) plus interest on the amount of such repayment at the rate provided in Section 1274(d) of the Code.

                                       (iii) In the event that the Excise Tax is
         determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time the Gross-up Payment is made), the Corporation shall make an additional Gross-up Payment in respect to such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                       (iv) This Section 3.3 (d) will only apply
         to Severance Payments if the event that causes the Severance Payment to be subject to the Excise Tax occurs during the Term. For purposes of clarity, if, on the date of termination, the Severance Payments would not be subject to the Excise Tax, the Corporation will have no obligation to make any Gross Up Payment if an event occurring after the date of termination subjects any Severance Payment to Excise Tax.

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3.4 TERMINATION UPON DEATH OR DISABILITY OR BY EXECUTIVE FOR OTHER THAN GOOD
REASON.

                           (a) The Corporation may terminate the employment of
the Executive hereunder at any time forthwith upon the death or permanent disability of the Executive, such termination to be communicated by written notice given by the Corporation to the Executive or, in the event of the death of the Executive, to his personal representative or his estate. The Executive shall be considered to have become permanently disabled if in any 12 consecutive months during the Term, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been or is reasonably likely to be continuously unable or unwilling or has failed to perform his duties and responsibilities for 180 consecutive days, or if, during any period of 12 consecutive months during the Term, the Executive has been unable or unwilling or has failed to perform his duties and responsibilities hereunder for a total of 240 days, consecutive or not.

                           (b) The Executive may, upon three months' prior
written notice to the Corporation, voluntarily terminate his employment hereunder for other than Good Reason.

                           (c) On termination by the Executive of his employment
as a result of the Executive's death or as a result of the Executive having become permanently disabled or upon the termination by the Executive of his employment for other than Good Reason, , the Corporation shall pay to or to the order of the Executive or his personal representative on behalf of the estate of the Executive within 10 days after the date of termination of the Executive's employment hereunder any unpaid Annual Base Salary earned by the Executive up to the date of termination, together with any unpaid Bonus earned by the Executive with respect to any year prior to the termination together with any amount to which the Executive may be entitled under the provisions of the applicable employment legislation in force at the date of termination of the Executive's employment (less any deductions required by law).

                           (c) The several payments and other obligations of the
Corporation described in this section 3.4, together with the Corporation's obligations and the Executive's rights under the provisions of the Corporation's option agreements with the Executive, are the only severance, compensation or termination payments or benefits that the Executive will receive in the event of the voluntary termination of his employment as contemplated by this section 3.4.

                  3.5 RETURN OF PROPERTY. Upon the termination of the employment of the Executive hereunder, regardless of the reason therefor, the Executive will immediately deliver or cause to be delivered to the Corporation all books, documents, effects, money, securities or

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other property (including manuals, computer disks and software products)
belonging to the Corporation, or for which the Corporation is liable to others, which are in the possession, charge or custody of the Executive; provided, however, that the Executive shall be entitled to retain, as his own personal property, all personal computer equipment and cellular telephone (including both hardware and, if and only to the extent permitted by applicable licenses, all software written onto non-removable media therein) used by the Executive as of the date of his termination hereunder.


                                   ARTICLE IV
                                     GENERAL

                  4.1 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation and its subsidiaries and their respective businesses which shall have been obtained by the Executive during the Executive's employment by the Corporation and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). If the employment of the Executive hereunder is terminated for any reason, the Executive shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to any person other than the Corporation and those persons designated by it

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                  4.2 NON-COMPETITION. During the Term and the Continuation
Period, the Executive shall not compete with any business then conducted by the Company or any of its subsidiaries without the prior written consent of the Board. For purposes of this Agreement, the term "compete" shall mean directly or indirectly engaging or participating, or conducting as an owner, officer, director, manager, employee or consultant of, or having a financial interest in, or aiding or assisting anyone else in the conduct of, any business of the same type and character as any business or the Corporation or any subsidiary thereof, as conducted during the time the Executive rendered services hereunder, within any geographical area in which the Corporation or its subsidiaries transacts its business at the time of termination of the Executive's employment hereunder; provided' however, that the Executive's ownership of not more than two percent (2%) of the securities of any corporation or other entity which are traded on any national securities exchange or market shall not constitute a violation of this Section 4.2. The provisions of Section 4.2 will continue to apply as long as the Corporation continues to make the payments under Section 3.3

                  4.3 NON-INTERFERENCE WITH PERSONNEL RELATIONS. During the Term and the Continuation Period the Executive will not, directly or indirectly, solicit, entice or persuade any employee of the Corporation or any of its subsidiaries to leave the services of the Corporation for any reason. The provisions of Section 4.3 will continue to apply as long as the Corporation continues to make the payments under Section 3.3

                  4.4 EQUITABLE RELIEF. The Executive acknowledges that a breach of the restrictions contained in Sections 4.1 to 4.3 hereof will cause irreparable harm to the Corporation, the exact amount of which will be difficult to ascertain, and that the remedies at law for any breach will be inadequate. Accordingly, the Executive and the Corporation agree that if the Executive breaches or attempts to breach any of the restrictions contained in Sections 4.1 through 4.3 hereof, then the Corporation shall be entitled to temporary or permanent injunctive relief with respect to any breach or attempted breach (in addition to any other remedies, at law or in equity' as may be available to the Corporation), without posting bond or security.

                  4.5 LEGAL FEES. Except as set forth in section 4.15 herein, the Corporation shall pay the Executive's counsel all reasonable, documented legal and professional fees and expenses incurred by the Executive in seeking to obtain or enforce any rights provided for under this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder upon receipt by the Corporation of notification setting forth in reasonable detail the rights to which the Executive believes he is entitled and the provisions of the Agreement under

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which he believes such rights are afforded. The Corporation shall also pay the
Executive all reasonable, documented fees and expenses incurred by the Executive relating to personal income tax compliance and income tax consulting relating to this Agreement during the Term, including any such fees and expenses incurred after the termination during the Continuation Period.

                  4.6 FULL SATISFACTION. The terms set out in this Agreement, provided that such terms are satisfied by the Corporation, are in lieu of (and not in addition to) and in full satisfaction of any and all claims or entitlement which the Executive has or may have against the Corporation relating to the Executive's employment by the Corporation as a result of the termination of his employment by the Corporation in the circumstances contemplated in this Agreement and compliance by the Corporation with these terms will effect a full and complete release of the Corporation from any and all claims which the Executive may then have for whatever reason or cause in connection with the Executive's employment by the Corporation and termination of it, other than those obligations specifically set out in the Agreement. In agreeing to the terms set out in this Agreement the Executive specifically agrees to execute a formal release document to that effect and will deliver upon request appropriate resignations for all offices and positions with the Corporation and any associated resignations from all offices and positions with the Corporation and any associated or affiliated companies if, as, and when requested by the Board of Directors upon the termination of employment within the circumstances contemplated by this Agreement.

                  4.7 MITIGATION. The Executive shall have no duty to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the date of termination of the Executive's employment with the Corporation, or otherwise.

                  4.8 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally or mailed by prepaid registered mail addressed as follows:

                           (d)  in the case of the corporation, to:

                                            The Learning Company, Inc.
                                            One Athenaeum Street
                                            Cambridge, Massachusetts  02142

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                                            Attention:  Chairman

                           (e)  in the case of the Executive, to:

                                            R. Scott Murray
                                            66 Priscilla Road
                                            Chestnut Hill, Massachusetts  02167

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

                  4.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the employment relationship contemplated hereby and cancels and supersedes all prior understandings and agreements between the parties with respect thereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                  4.10 SUCCESSORS AND ASSIGNS. Neither the Executive nor the Corporation may assign its rights hereunder to another person without the consent of the other; provided, however that the Corporation may assign its rights hereunder to a successor corporation which acquires (whether directly or indirectly, by purchase, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business and/or assets of the Corporation and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place and provided that such successor shall reasonably be able to perform all of its obligations under this Agreement. As used in this Agreement, the term "Corporation" shall mean the Corporation as defined herein and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  4.11 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Executive and his personal representatives and upon the Corporation and its successors and permitted assigns.

                  4.12 FURTHER ASSURANCES. Each of the Corporation and the Executive agrees to

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execute all such documents and to do all such acts and things as the other party may reasonably request and as may be lawful and within its power to do or to cause to be done in order to carry out and/or implement in full the provisions and intent of this Agreement.

                  4.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America applicable therein. Each of the parties assents to the jurisdiction of the courts of the Commonwealth of Massachusetts to hear any action, suit or proceeding arising in connection with this Agreement.

                  4.14 WAIVER OF RIGHTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the party against whom the same is sought to be enforced and no failure by any party to enforce any of its rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  4.15 MANDATORY ARBITRATION. Except as expressly stated below, any dispute, controversy or claim arising out of or related to the Executive's employment by the Corporation or its termination, including but not limited to claims of unlawful discrimination or harassment (collectively, the "Arbitrable Claims"), will be settled by binding arbitration in Boston or Cambridge, Massachusetts in accordance with the then current rules of the American Arbitration Association (the "AAA"), before an experienced employment arbitrator licensed to practice law in the Commonwealth of Massachusetts and selected in accordance with the Model Employment Arbitration Procedures of the AAA. The Corporation and the Executive each knowingly waive the right to a jury trial in a court of law with respect to the Arbitration Claims. For purposes of any arbitration under this Section 4.15, the Corporation and the Executive hereby incorporate by reference in, the Massachusetts Code of Civil Procedure, and agree that each of the Corporation and the Executive shall pay the fees of its, his own attorneys, the expenses of its, his own expert witnesses and any other expenses connected with presenting its, his own claims. The fees of the arbitrator will be paid half by the Executive and half by the Corporation, provided that the Corporation will pay 100% of the arbitrator's fee that exceeds $1000. The Arbitrator shall have the power to summarily adjudicate claims and/or enter summary judgment in appropriate cases. Notwithstanding any of the foregoing, any claim or counterclaim brought for infringement or misappropriation of any patent, copyright, trade secret, trademark or other proprietary right shall not be subject to arbitration, and neither the Executive nor the Corporation waive any right to submit such

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claim, or any factual or legal issues relating to such claim, to a court of competent jurisdiction.


                  IN WITNESS WHEREOF the parties hereto have executed this Agreement.





                                       /s/ R. Scott Murray
                                       ----------------------------------------
                                       R.  SCOTT MURRAY






                                       THE LEARNING COMPANY, INC.


                                       By/s/ Michael J. Perik
                                         --------------------------------------
                                        Michael J. Perik
                                        Chairman and Chief Executive Officer

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